Exhibit 5.1

April 20, 2004

(213) 229-7000

(213) 229-7520

K2 Inc.

2051 Palomar Airport Road

Carlsbad, CA 92009

Re:	K2 Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

As special counsel to K2 Inc., a Delaware corporation (the “Company”), we are familiar with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, with respect to the offering and issuance from time to time by the Company of up to $175,000,000 aggregate offering price of the following: (i) one or more series of the Company’s debt securities (the “Debt Securities”), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (ii) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), (iii) one or more series of shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”), which may be issued under one or more warrant agreements (each a “Warrant Agreement”) entered into between the Company and a financial institution identified therein as warrant agent, (v) purchase contracts for the purchase and sale of securities, including Debt Securities, Common Stock, Preferred Stock, Warrants or other debt or equity securities of third parties (the “Purchase Contracts”), and (vi) units consisting of one or more Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts or any combination thereof (the “Units”), which may be issued under one or more unit agreements (each a “Unit Agreement”) to be entered into between the Company and a financial institution identified therein. The Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts and Units are herein collectively referred to as the “Securities.”

We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such

K2 Inc.

April 20, 2004

other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

On the basis of the foregoing examination, and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to any Preferred Stock, the due authorization, approval and filing of a Certificate of Designations with respect thereto), the due execution and delivery of the relevant indenture or supplemental indenture pursuant to which any Debt Securities may be issued (each an “Indenture”), the due execution and delivery of each Warrant Agreement, Purchase Contract and Unit Agreement relating to the applicable Securities, and the qualifications and limitations set forth below, we are of the opinion that:

1.	When the Debt Securities have been duly authorized, issued and sold within the limits and as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Debt Securities will be valid and binding obligations of the Company.

2.	When the Common Stock has been authorized, issued and sold within the limits and as described in the Registration Statement and in exchange for valid consideration under state law at least equal to par value, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Common Stock will be validly issued, fully paid and nonassessable.

3.	When the Preferred Stock has been authorized, issued and sold within the limits and as described in the Registration Statement and in exchange for valid consideration under state law at least equal to par value, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.	When the Warrants have been authorized, executed and delivered in accordance with the terms of the applicable Warrant Agreements within the limits and as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Warrants will be valid and binding obligations of the Company.

5.	When the Purchase Contracts have been authorized, executed and delivered by the Company within the limits and as described in the Registration Statement, and, if in an

K2 Inc.

April 20, 2004

underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Purchase Contracts will constitute valid and binding obligations of the Company.

6.	When the Units have been authorized, executed and delivered by the Company within the limits and as described in the Registration Statement, and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Units will constitute valid and binding obligations of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.	Our opinions set forth herein are limited to the effect of the present state of applicable laws of the State of New York and the United States of America, the Delaware General Corporate Law (the “DGCL”) and to the present judicial interpretations thereof and to the facts as they presently exist. We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of New York and Delaware and the United States of America and, to the limited extent set forth above, the DGCL. Although we are not admitted to practice in the State of Delaware, we are familiar with the DGCL and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinions contained herein. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

B.	Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

C.	We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) under the Securities or related documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Securities or related documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (iii) the effectiveness of any waiver

K2 Inc.

April 20, 2004

(whether or not stated as such) contained in the Securities or related documents of stay, extension or usury laws or (iv) any provision of the Securities or related documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

D.	We express no opinion as to any provisions of any Securities, any Warrant Agreement, any Certificate of Designations, any Purchase Contract or any Unit Agreement regarding the remedies available to any person (i) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the applicable Securities, Warrant Agreement, Certificate of Designations or Unit Agreement or (ii) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the applicable Securities, Warrant Agreement, Certificate of Designations, Purchase Contract or Unit Agreement.

E.	We express no opinion as to the legality, validity, binding nature or enforceability (i) of any provision of any agreement relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (ii) of any provision of any agreement insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal; (iii) regarding any party’s ability to collect attorneys’ fees and costs in an action involving any agreement if a party is not the prevailing party in such action; or (iv) any provision of any agreement that may be construed as imposing penalties.

F.	We express no opinion regarding the enforceability of an agreement to indemnify, defend or hold harmless when the events giving rise to the obligations under such agreement are caused in whole or in part by the actions, inactions or negligence of the indemnitee thereunder.

G.	We express no opinion as to the validity or effect of any contractual provisions providing for choice of governing law.

H.	We have assumed that the following will be true and correct at or prior to the time of the delivery of any Securities:

(i) The Board of Directors of the Company shall have duly established the terms of such Securities and the Board of Directors of the Company, and if necessary the stockholders of the Company, shall have duly authorized and taken any other necessary action to approve the issuance and sale of such Securities in conformity with the Certificates of Incorporation and bylaws of the Company, each as amended through such

K2 Inc.

April 20, 2004

time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Securities takes place in accordance with such authorization);

(ii) the Registration Statement, and any amendments thereto (including post-effective amendments), and any additional registration statements filed under Rule 462 will have been declared effective under the Act and such effectiveness hall not have been terminated or rescinded;

(iii) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the Securities offered thereby;

(iv) the terms of the Securities do not violate any applicable law, or any debt securities of the company, or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;

(v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Securities;

(vi) in the case of an agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument;

(vii) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed);

(viii) in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized, executed and delivered, and the Securities so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement;

(ix) in the case of an Indenture, Warrant Agreement, Purchase Contract, Unit Agreement, Certificate of Designations or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein; and

K2 Inc.

April 20, 2004

(x) the Certificate of Incorporation of the Company then in effect shall authorize a sufficient number of shares of Common Stock or Preferred Stock which have not previously been issued or reserved for issuance other than pursuant to the Registration Statement.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that, prior to issuing any Securities pursuant to the Registration Statement, (a) you will advise us in writing of the terms thereof and (b) you will afford us an opportunity to (i) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable Prospectus Supplement) and (ii) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the SEC.

Very truly yours,

Gibson, Dunn & Crutcher LLP